_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 20, 2004

          GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-100818	13-6357101
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 902-1000

                                                               None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

The Registrant registered issuances of Fremont Home Loan Trust 2004-A Mortgage-Backed Certificates, Series 2004-A on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration File No. 333-100818) (the “Registration Statement”).  Pursuant to the Registration Statement, the Registrant issued $606,806,000 aggregate principal amount of Class A-1B, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates (the “Publicly Offered Certificates”) on February 20, 2004.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated January 23, 2004, as supplemented by the Prospectus Supplement dated February 17, 2004, to file a copy of the operative agreements executed in connection with the issuance of the Publicly Offered Certificates, a form of which was filed as an exhibit to the Registration Statement.

On February 20, 2004, GS Mortgage Securities Corp. entered into a Pooling and Servicing Agreement dated as of February 1, 2004 (the “Pooling and Servicing Agreement”) among GS Mortgage Securities Corp., as depositor, Fremont Investment & Loan, as originator and servicer, Wells Fargo Bank Minnesota, National Association, as master servicer and trust administrator, and HSBC Bank USA, as trustee, providing for the issuance of Fremont Home Loan Trust 2004-A Mortgage-Backed Certificates, Series 2004-A.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 4.3.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.3

Pooling and Servicing Agreement, dated as of February 1, 2004, among GS Mortgage Securities Corp., as depositor, Wells Fargo Bank Minnesota, National Association, as master servicer, Fremont Investment & Loan, as originator and servicer, and HSBC Bank USA, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By: /s/ Howard Altarescu

Name: Howard Altarescu

Title:   Vice President

Dated:  February 20, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

4.3

Pooling and Servicing Agreement, dated as of February 1, 2004, among GS Mortgage Securities Corp., as depositor, Wells Fargo Bank Minnesota, National Association, as master servicer, Fremont Investment & Loan, as originator and servicer, and HSBC Bank USA, as trustee.